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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting a part of this Form S-1 Registration Statement of our report dated September 3, 1999, except for Notes 1[A] and 13, as to which the dates are May 24, 2000 and September 15, 1999, respectively, relating to the consolidated financial statements of Affinity International Travel Systems, Inc. and subsidiaries, which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                /s/  BDO Seidman, LLP

Orlando, Florida
June 6, 2000